November 1, 2004



Mr. Ralph C. Eucher
President and Chief Executive Officer
Principal Investors Fund, Inc.
Principal Financial Group
Des Moines, IA 50392-2080


Dear Mr. Eucher

Principal Life Insurance Company intends to purchase the following shares (the "Shares"):


   Fund                                Purchase Amount      Shares Purchased
   -----------------------------------------------------------------------------
   -----------------------------------------------------------------------------
   Bond & Mortgage Securities             $10,000.00                    919.118
   Capital Preservation                   $10,000.00                  10,000.00
   Government Securities                  $10,000.00                    965.251
   High Quality Int.-Term Bond            $10,000.00                    935.454
   High Quality Long-Term Bond            $10,000.00                    916.590
   High Quality Short-Term Bond           $10,000.00                    978.474
   International Emerging Markets         $10,000.00                    657.030
   International I                        $10,000.00                  1,068.376
   International II                       $10,000.00                    989.120
   LargeCap Blend I                       $10,000.00                    772.201
   LargeCap Growth                        $10,000.00                   1,642.04
   LargeCap S&P 500 Index                 $10,000.00                  1,152.074
   LargeCap Value                         $10,000.00                    935.454
   LifeTime 2010                          $10,000.00                    860.585
   LifeTime 2020                          $10,000.00                    868.810
   LifeTime 2030                          $10,000.00                    893.655
   LifeTime 2040                          $10,000.00                    894.454
   LifeTime 2050                          $10,000.00                    936.330
   LifeTime Strategic                     $10,000.00                    851.064
   MidCap Blend                           $10,000.00                    776.398
   MidCap Growth                          $10,000.00                  1,862.197
   MidCap S&P 400 Index                   $10,000.00                    840.336
   MidCap Value                           $10,000.00                    771.605
   Money Market                           $10,000.00                 10,000.000
   Partners International                 $10,000.00                    912.409
   Partners LargeCap Blend                $10,000.00                    985.222
   Partners LargeCap Blend I              $10,000.00                   1,295.34
   Partners LargeCap Growth               $10,000.00                    848.176
   Partners LargeCap Growth I             $10,000.00                  1,371.742
   Partners LargeCap Growth II            $10,000.00                  1,288.660
   Partners LargeCap Value                $10,000.00                    788.022
   Partners LargeCap Value I              $10,000.00                    946.970
   Partners MidCap Growth                 $10,000.00                  1,344.086
   Partners MidCap Growth I               $10,000.00                    981.354
   Partners MidCap Value                  $10,000.00                    717.875
   Partners MidCap Value I                $10,000.00                    873.362
   Partners SmallCap Blend                $10,000.00                    665.779
   Partners SmallCap Growth I             $10,000.00                  1,283.697
   Partners SmallCap Growth II            $10,000.00                   1,234.57
   Partners SmallCap Growth III           $10,000.00                  1,035.197
   Partners SmallCap Value                $10,000.00                    660.066
   Partners SmallCap Value I              $10,000.00                    623.441
   Partners SmallCap Value II             $10,000.00                    961.538
   Preferred Securities                   $10,000.00                    881.834
   Real Estate Securities                 $10,000.00                    536.481
   SmallCap Blend                         $10,000.00                    692.521
   SmallCap Growth                        $10,000.00                   1,278.77
   SmallCap S&P 600 Index                 $10,000.00                    675.219
   SmallCap Value                         $10,000.00                    613.874


Each share has a par value of $.01 per share. In connection with such purchase, Principal Life Insurance Company represents and warrants that it will purchase such Shares as an investment and not with a view to resell, distribute or redeem.


                                            PRINCIPAL LIFE INSURANCE COMPANY

                                               /s/Michael D. Roughton
                                            BY ________________________________
                                                Michael D. Roughton
                                                Senior Counsel